UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

April 22, 2014

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2014, the Nominating and Governance Committee (the “Committee”) of the Board of Directors of The PNC Financial Services Group, Inc. (“PNC” or the “Corporation”) met and conducted its annual review of compensation for the Board’s non-employee directors.

In undertaking this annual review, the Committee’s primary objectives were to confirm that the director compensation program continued to align business and shareholder interests, to evaluate the competitiveness of the program relative to PNC’s peer group, and to identify and respond to changes in director compensation in light of the competitive environment.

Following deliberation and discussion, the Committee approved a grant of 1,535 deferred stock units to each non-employee director on April 22, 2014. This grant reflected the Committee’s desire to provide both cash and equity-based compensation to non-employee directors. The stock unit grants were made under the PNC Outside Directors Deferred Stock Unit Plan. Each deferred stock unit tracks the price of a share of PNC common stock, which helps to align the interests of our directors and long-term shareholders. The directors will receive the cash value of the units, calculated using the PNC stock price, at the time of payout.

The Committee made no other changes to the compensation program for non-employee directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, effective on April 22, 2014, James E. Rohr resigned as Executive Chairman and a member of the Board of Directors of PNC. Mr. Rohr’s resignation was not due to any disagreements with PNC on any matter related to PNC’s operations, policies or practices. Mr. Rohr joined PNC through its management development program in 1972. His retirement marked 42 years with PNC, including as chief executive officer from May 2000 to April 2013 and chairman since 2001.

At the Board’s organizational meeting following PNC’s annual meeting of shareholders on April 22, 2014, the Board elected William S. Demchak to succeed Mr. Rohr as its chairman. Mr. Demchak is now chairman, president and chief executive officer of PNC. He was named chief executive officer in April 2013 upon Mr. Rohr’s retirement from that position, and he has held the title of president since April 2012. He joined PNC in 2002 as chief financial officer. A copy of the Corporation’s press release regarding Mr. Rohr’s retirement and Mr. Demchak’s election as chairman is included in this Report as Exhibit 99.1 and is filed herewith.

Bruce C. Lindsay did not stand for re-election to the Board of Directors of PNC at the annual shareholders meeting on April 22, 2014 as he had reached the mandatory retirement age set in PNC’s corporate governance guidelines.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of shareholders of PNC was held on April 22, 2014 for the purpose of considering and acting upon the following matters:

(1)	The election of 15 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2014;

(3)	An advisory vote to approve named executive officer compensation; and

(4)	A shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change risk.

The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted under NYSE regulations from voting on the owner’s behalf.

(1)	Fifteen directors were elected and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Nominee	For	%	Against	%	Abstain	Broker Non Votes
Richard O. Berndt	411,011,682	99.5%	2,048,029	0.5%	1,398,649	41,375,313
Charles E. Bunch	406,415,777	98.4%	6,653,877	1.6%	1,388,706	41,375,313
Paul W. Chellgren	405,230,455	98.1%	7,830,674	1.9%	1,397,231	41,375,313
William S. Demchak	409,294,197	99.1%	3,783,435	0.9%	1,380,205	41,375,313
Andrew T. Feldstein	410,242,767	99.3%	2,814,292	0.7%	1,401,301	41,375,313
Kay Coles James	411,161,355	99.5%	1,947,416	0.5%	1,349,589	41,375,313
Richard B. Kelson	406,529,868	98.4%	6,510,229	1.6%	1,418,263	41,375,313
Anthony A. Massaro	405,463,783	98.2%	7,567,116	1.8%	1,427,461	41,375,313
Jane G. Pepper	408,882,425	99.1%	3,669,256	0.9%	1,904,821	41,375,313
Donald J. Shepard	410,661,669	99.4%	2,406,058	0.6%	1,390,633	41,375,313
Lorene K. Steffes	409,641,612	99.2%	3,480,172	0.8%	1,335,945	41,375,313
Dennis F. Strigl	404,512,301	97.9%	8,534,642	2.1%	1,411,417	41,375,313
Thomas J. Usher	371,759,870	90.0%	41,315,200	10.0%	1,383,290	41,375,313
George H. Walls, Jr.	411,158,336	99.5%	1,891,592	0.5%	1,408,432	41,375,313
Helge H. Wehmeier	404,223,577	97.9%	8,849,931	2.1%	1,384,852	41,375,313

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2014 was ratified and the aggregate votes cast for or against and the abstentions were as follows:

For	%	Against	%	Abstain
453,697,047	99.8%	796,413	0.2%	1,336,338

(3)	The advisory resolution on executive compensation was approved and the aggregate votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

For	%	Against	%	Abstain	Broker Non-Votes
359,795,223	87.6%	50,749,215	12.4%	3,902,809	41,375,313

(4)	The shareholder proposal regarding a report on greenhouse gas emissions of borrowers and exposure to climate change was rejected and the aggregate votes cast for and against, as well as the abstentions and broker non-votes, were as follows:

For	%	Against	%	Abstain	Broker Non-Votes
83,454,463	23.4%	272,929,412	76.6%	58,073,128	41,375,313

With respect to all of the preceding matters, holders of our common and voting preferred stock voted together as a single class. The following table sets forth, as of the January 31, 2014 record date, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the voting power per share, and the aggregate voting power of each class or series:

Title of Class or Series	Voting Rights Per Share	Number of Shares Entitled to Vote	Aggregate Voting Power
Common Stock	1	533,985,638	533,985,638
$1.80 Cumulative Convertible Preferred Stock - Series B	8	699	5,592

Total possible votes			533,991,230

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: April 25, 2014	By:	/s/ Gregory H. Kozich
		Name:	Gregory H. Kozich
		Title:	Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated April 22, 2014	Filed herewith